SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)     October 25, 1999
                                                --------------------------------

                             WATKINS-JOHNSON COMPANY
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               (Exact name of registrant as specified in Charter)

          California                     1-5631                   94-1402710
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(State or Other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                  Number)             Identification No.)

3333 Hillview Avenue, Palo Alto, California                           94304-1223
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (650) 493-4141
                                                   -----------------------------
                                      None
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On October 25, 1999, Watkins-Johnson Company (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with FP - WJ Acquisition Corp. ("FP - WJ"), a company formed by Fox Paine Capital Fund, L.P. ("Fox Paine Capital"), which is a private investment fund managed by Fox Paine & Company LLC ("Fox Paine"). The Merger Agreement provides that, upon satisfaction of certain conditions, FP - WJ will merge into the Company in a merger (the "Merger") to be accounted for as a recapitalization, with the Company surviving the Merger. Upon the consummation of the Merger, each share of common stock of the Company will be converted into the right to receive $41.125 in cash (other than shares with respect to which dissenters' rights are properly exercised under California law). The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

         In connection with the Merger Agreement, the Company also entered into a Recapitalization Agreement (the "Recapitalization Agreement"), dated as of October 25, 1999, with FP - WJ and the Watkins Trust dated September 19, 1988 (the "Watkins Trust"). Dr. Dean A. Watkins, the Company's Chairman and co-founder, is a trustee of the Watkins Trust. In the series of transactions contemplated by the Recapitalization Agreement, Fox Paine Capital will purchase a portion of the shares held by the Watkins Trust for $41.125 per share in conjunction with the consummation of the Merger and the Watkins Trust will maintain a 9% equity interest in the common stock of the corporation surviving the Merger. This investment is designed to facilitate Fox Paine's requirement that the Merger qualify for recapitalization accounting treatment.

         The Merger and related expenses will be financed by: (i) a $50 million equity investment from Fox Paine Capital and, possibly, certain other investors (principally, related private equity funds and institutional investors which have invested in investment funds managed by Fox Paine) which may be permitted by Fox Paine Capital to purchase a minority interest in FP - WJ in connection with the equity portion of the financing (with respect to which Fox Paine Capital has provided to the Company an equity commitment letter); (ii) $41 million of debt (as well as an additional $14 million for a post-closing working capital facility) to be loaned to the Company by CIBC World Markets Corp. and Canadian Imperial Bank of Commerce under a secured credit facility (with respect to which CIBC World Markets Corp., as agent for the lenders, has provided a commitment letter to the Company); (iii) approximately $5 million in the form of equity from the shares retained by the Watkins Trust in the corporation surviving the Merger, as described in the preceding paragraph; and (iv) the Company's cash on hand, including the proceeds of asset sales previously completed in 1999 and the proceeds from the pending sale of substantially all of the assets of the Company's Telecommunications Group (the completion of which is a condition to closing the Merger). The debt and equity commitments for the financing are subject to a number of conditions.

         On October 26, 1999, the Company issued a press release related to the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

         For further information with respect to the terms of the Merger, including the conditions to consummation, the representations, warranties and covenants of the parties, and the parties' respective termination rights, reference is made to the full text of the Merger Agreement. The foregoing summary description of the transaction is qualified in its entirety by reference to such exhibit.


Item 7.  Financial Statements and Exhibits

(a)      Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of October 25, 1999, between FP - WJ Acquisition Corp. and Watkins-Johnson Company.

Exhibit 99.1 Press release issued by the Company on October 26, 1999 related to the Merger Agreement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.



Date:  October 26, 1999                WATKINS-JOHNSON COMPANY



                                       By:      /s/ W. Keith Kennedy, Jr.
                                                --------------------------------
                                                W. Keith Kennedy, Jr., President
                                                and Chief Executive Officer

                                  EXHBIT INDEX

Exhibit 2.1 Agreement and Plan of Merger, dated as of October 25, 1999, between FP - WJ Acquisition Corp. and Watkins-Johnson Company.

Exhibit 99.1 Press release issued by the Company on October 26, 1999 related to the Merger Agreement.